CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is to be effective as of the 20th day of April, 2003, by and between ChampionLyte Holdings, Inc., ("Company"), and Chris Knapp ("Consultant"), an individual doing business as, Chris Knapp.

For the purposes of this Agreement. either of the above shall be referred to as a "Party" and collectively as the "Parties".

The Parties hereby agree as
follows:

APPOINTMENT OF Chris Knapp. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as a Marketing and Sales Representative.

SERVICES. During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters In connection with the operation of the businesses of the Company, expansion of services, acqulsitions and business opportunitles, and shall review and advise the Company regarding its and his overall progress, needs, and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products, and services;

The implementation of a marketing program to enable the Company to broaden the markets for its Services and promote the image of the Company and its products and services;

Advise the Company relative to the recruitment and employment of key executives consistent with tho expansion of operations of the Company.

The identification, evaluation, structuring, negotiating. and closing of joint ventures, strategic alliances, business acquisitlons, and advise with regard to the ongolng managing and operating of such acquisitions upon consummation thereof; and Advise and recommendations regarding corporate financing including the structures, terms, and content of bank loans, institutional loans, prlvate debt funding.

TERM. The term ("Term") of this Consulting Agreement shall be for a period of three (3) months commencing on the date hereof.

COMPENSATION. See Exhibit "A".

CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit. during or after the Term of this Consulting Agreement, any trade secrets or other information deslgnated as confidential by Company which is acquired by Consultant in the course of performing servlces hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed In any manner without the prior written approval of Company.

INDEMNIFCATION, Company. its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities. costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is palty to such dispute.

INDEPENDENT CONTRACTOR. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others mlght infer that it is an agent of or a joint venture of Company.

MISCELLANEOUS. This Consultlng Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communicatlons, understandings and agreements between the Parties. This Consulting Agreement is non- exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by ail Parties.

NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be daemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certlRed mail with postage and fees prepaid. addressed to each of the other Parties thereunto entitled at the followlng addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that hava signed below.

Please confirm that the foregoing sets forth our understanding by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.

All Parties signing below do so with full authority:

Party Receiving Services: Party Providing Services:

ChamnpionLyte Holdings, Inc              Chris Knapp, an individual

/s/ Dave Goldberg                        /s/ Chris Knapp
--------------------------------         -----------------------------
By: Dave Goldberg, President             Chris Knapp, an individual

                                 EXHIBIT " A "

Payment for Services:

A. For the servlces rendered and performed by Chris Knapp during the term of this Agreement, Company shall, upon acceptance of this Agreement: Pay to Chris Knapp five hundred thousand (500,000) free-trading shares of CPLY stock for three (3) months of service.